UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
--------------------------------------------------------------------------------
                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (date of earliest event reported): June 18, 2003
--------------------------------------------------------------------------------

                           GTECH Holdings Corporation
                      ------------------------------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                                -----------------
                 (State or other jurisdiction of incorporation)


              1-11250                                   05-0451021
--------------------------------------------------------------------------------
      (Commission file number)           (IRS Employer Identification Number)


              55 Technology Way, West Greenwich, Rhode Island 02817
    -------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: 401-392-1000
     ----------------------------------------------------------------------


Item 5.           Other Events and Required FD Disclosure.
                  --------------------------------------------------------------

This Report describes an administrative legal proceeding in its initial stages that was recently commenced against us in Brazil. We anticipate that the following proceeding will be mentioned during our fiscal 2004 first quarter earnings conference call on Thursday, June 19, 2003:

On June 5, 2003, the Federal Court of Accounts ("TCU"), the court charged with auditing agencies of the Brazilian federal government and its subdivisions, summoned us, together with several current and former employees of Caixa Economica Federal ("CEF"), the operator of Brazil's National Lottery, to appear before TCU's Brasilia court to show cause why the defendants should not be required to jointly pay a base amount determined by the TCU to be due of R$91,974,625.10, duly indexed for inflation and interest as of May 26, 2000, for what we estimate to be an aggregate claim of approximately US$57,343,359.00 at current exchange rates (Decision No. 692/2003). The allegations underlying this summons are set forth in a report (the "Audit Report") issued by the TCU in May 2003 respecting an audit conducted by the TCU of our January 1997 contract to provide lottery goods and services to CEF (the "1997 Contract"). The 1997 Contract expired on May 26, 2000 and was replaced on the same date by a new contract which, as extended, is scheduled to terminate in May 2005 (the "2000 Contract").

The central allegation of the Audit Report is that under the 1997 Contract we were accorded certain payment increases, and we contracted to supply to CEF certain services, that were not contemplated by the procurement process respecting the 1997 Contract and that are not otherwise permitted under applicable Brazilian law. The Audit Report alleges that as a result of this, CEF overpaid us under the 1997 Contract for the period commencing in January 1997 through May 26, 2000, and that we are liable with respect to such alleged overpayments as specified above. The Audit Report further determines that TCU shall audit the 2000 Contract and any other contract between us and CEF in effect after May 26, 2000 respecting the provision by us of lottery services. Moreover, the Audit Report states that the TCU will refer the Audit Report to, among others, the Brazil Public Prosecutor's Office and the Brazil Federal Police (who, we have been advised, are conducting an investigation of CEF's public procurement activities in general).

The Audit Report does not allege that we have acted improperly, and we do not believe that we have done anything improper in connection with the 1997 Contract, 2000 Contract or any other contract with CEF.

We plan to vigorously defend ourselves against the allegations made by TCU in the Audit Report and the proceedings initiated by the TCU with respect thereto. This includes a preliminary defense based on the absence of due process of law, since we believe that we should have been accorded a fair chance to defend ourselves before the TCU determination was made. Because these proceedings are in their initial stages, however, it is impossible at this time for us to assess the merit of the TCU's claims, predict the outcome of the TCU proceedings, or quantify our ultimate exposure, if any, with respect to alleged overpayments to us by CEF, or otherwise in connection with these matters.



                                    SIGNATURE


Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, GTECH Holdings Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    GTECH HOLDINGS CORPORATION


                    By:      /s/ Jaymin B. Patel
                             -------------------------------------------------
                             Jaymin B. Patel
                             Senior Vice President and Chief Financial Officer

Dated:  June 18, 2003